UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2017

EAGLE FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-38162	82-1340349
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

6415 Bridgetown Road, Cincinnati, Ohio		45248
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (513) 574-0700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                              Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01            Other Events

On July 20, 2017, Eagle Financial Bancorp, Inc. (the "Company"), the holding company for Eagle Savings Bank (the "Bank"), announced that it completed its stock offering in connection with the mutual-to-stock conversion of the Bank on July 20, 2017. Shares of the Company's common stock are expected to begin trading on Friday, July 21, 2017, on the NASDAQ Capital Market under the symbol "EFBI."

The Company sold 1,572,808 shares of common stock at $10.00 per share in its subscription offering for gross proceeds of $15,728,080.  The total shares sold includes 129,024 shares purchased by the Eagle Savings Bank Employee Stock Ownership Plan.  The Company also contributed $100,000 in cash and 40,000 shares of its common stock to Eagle Savings Bank Charitable Foundation, Inc., a not-for-profit charitable foundation that the Bank established in connection with its conversion.

A copy of the press release dated July 20, 2017, is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits
(d)	Exhibits

	Exhibit	Description

	99.1	Press Release dated July 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FINANCIAL BANCORP, INC.

DATE: July 20, 2017	By:	/s/ Gary J. Koester
Gary J. Koester
President and Chief Executive Officer